Exhibit 10.2

Exhibit D

[* * *]

[* * *] – CONFIDENTIAL TREATMENT REQUESTED

MUTUAL NON-DISCLOSURE AGREEMENT This Mutual Non-Disclosure Agreement (the “Agreement”) is made effective June 13, 2011 (the "Effective Date” by and between Aerie Pharmaceuticals, Inc., having its principal place of business at 1140 Route 22 East, Bridgewater, NJ 08807 ("Aerie") and Bio Light Israeli Life Sciences Investments Ltd., having a place of business at Paz Tower 7th Floor, 5-7 Shoham St., Ramat Gan Israel, 52521, on behalf of itself and its subsidiaries and affiliates ("Bio-Light") (collectively, “the parties”). The parties are evaluating the possibility of entering into a contractual arrangement relating to the evaluation by Bio-Light of Aerie's ocular drug implant/insert technology. In furtherance of that evaluation process and for such other purposes as the parties may agree in writing, the parties may wish to disclose to each other Proprietary Information (as described below). The parties acknowledge and agree that their relationship with respect to such discussions and other exchanges of information is one of mutual trust and confidence and that both parties will have, through such discussions and other exchanges of information, access to Proprietary Information (as defined below). The parties further agree that it and each of its officers, directors, employees, agents, accountants and counsel will maintain the confidentiality of all such Proprietary Information as follows: 1. Proprietary Information. a. Definition. “Proprietary Information” for the purposes of this Agreement, shall mean all information and know-how, whether or not in writing and whether or not patentable or protectable by copyright or the law of trade secrets, disclosed by one party (the "Disclosing Party”) to the other party (the "Receiving Party") and relating to the business, technical, or financial affairs of the Disclosing Party or its subsidiaries, affiliates, customers, potential customers, suppliers or potential suppliers. Proprietary Information may include, by way of illustration and not limitation, any invention, product, formula, method, technique, composition, compound, project, development, plan, vendor information, customer information, apparatus, equipment, trade secret, process, research materials, reports, clinical data, financial data, technical data, computer program, software, software documentation, hardware design, technology, marketing or business plan, forecast, unpublished financial statement, budget, license, price, cost and personnel data. Failure to mark or designate any Proprietary Information as confidential or proprietary shall not affect its status as Proprietary Information under this Agreement. b. Exclusions and limitations. Notwithstanding the foregoing, Proprietary Information shall not include information that (i) has become public knowledge through legal means without fault by the Receiving Party, (ii) is already public knowledge prior to the Disclosing Party’s disclosure of the same to the Receiving Party, or (iii) is known to the Receiving Party prior to the disclosure of the same pursuant to this Agreement as evidenced by contemporaneous documentation; (iii) is disclosed to the receiving party by a third party who is not in breach of an obligation of confidentiality; (iv) was or is independently developed by the receiving party without use of the Confidential Information disclosed by the disclosing party as evidenced by contemporaneous documentation; (v) is disclosed pursuant to a court order, or to the extent required under any applicable law, including any securities laws or stock exchange rules. In addition, the Receiving Party shall be entitled to release the Disclosing Party’s Proprietary Information in order to prosecute or defend any claim under this Agreement, or pursuant to an order of a court or government agency, provided, however, in the case of release pursuant to this sentence the Receiving Party shall limit the release to the greatest extent reasonably possible under the circumstances and shall have provided the Disclosing Party with sufficient advance notice to permit the Disclosing Party to seek a protective order or other order protecting its Proprietary Information from such disclosure.

2. Obligations. a. The Receiving Party will use the same degree of care in safeguarding the Proprietary Information as it uses for its own confidential or like information, and no less than a reasonable degree of care, and shall restrict disclosure of the Disclosing Party’s Proprietary Information to those of its employees who have a need to know the same in furtherance of the purposes of this Agreement. b. The Receiving Party agrees that all Disclosing Patty Proprietary Information shall remain the exclusive property of the Disclosing Party to be used by the Receiving Party only for the purposes of expressly contemplated by this Agreement. c. The Receiving Party further agrees that during the term of this Agreement and for the period of five (2) years from the date of the last disclosure under this Agreement, it will not, either directly or through others, solicit or attempt to solicit any employee of the Disclosing Party to become an employee, consultant or independent contractor to or for the Receiving Party. 3. General. a. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement. b. No delay or omission by either party in exercising any right under this Agreement will operate as a waiver of that or any other right. A waiver or consent given by either party on any one occasion is effective only in that instance and will not be construed as a bar to or waiver of any right on any other occasion. c. This Agreement is governed by and will be construed in accordance with the laws of the State of New York, USA, without regard to conflicts of law principles. Any conflict arising out of this Agreement shall be submitted to the exclusive jurisdiction of the competent courts of the city of New York. d. Both parties acknowledge that breach of the foregoing obligations may cause injury to the Disclosing Party and that the Disclosing Party, without the requirement of posting bond or other security, may seek and obtain injunctive or other equitable relief against such breach or threatened breach without prejudice to any other remedies which may be available to it.

e. Any notice required or desired to be given under this Agreement by one party to the other shall be in writing and shall be deemed to have been duly given upon delivery: if manually delivered on the same business day; or, if mailed by registered or certified mail, postage prepaid, after five (5) days from the date of mailing; or if by facsimile transmission which gives the sender proof of delivery, on the first business day after such transmission, to the respective party’s address as set forth above or to such other address or fax number of which notice has been given in the manner above provided. f. This Agreement shall be effective as of the Effective Date and will continue in effect until terminated by ninety (90) days written notice of either party to the other. The obligations of confidentiality hereunder in respect of any Proprietary Information shall survive the termination or expiration of this Agreement, and shall terminate five (5) years from the date of the this Agreement's termination or expiration. This Agreement constitutes the entire agreement between the parties hereto concerning the subject matter hereof and supersedes any prior or contemporaneous agreements and understandings concerning the subject matter hereof BOTH PARTIES HAVE READ ALL OF THE PROVISIONS OF THIS AGREEMENT AND UNDERSTAND AND AGREE TO EACH OF SUCH PROVISIONS. AERIE PHARMACEUTICALS, INC BIO-LIGHT LIFE SCIENCE INVESTMENT LTD. By:/s/ Thomas Forski By: /s/ Suzana Natium - Zilberberg Name Thomas Forski Name Suzana Natium – Zilberberg Title Director, Clinical Project Management and Controling Title CEO